Exhibit 10(a)(i)

                       AMENDMENT TO AGREEMENT

     This AMENDMENT TO AGREEMENT is made by and between Sprint
Communications Company L.P. ("SPRINT") and COMSAT Corporation
("COMSAT").

     WHEREAS, SPRINT and COMSAT entered into an Agreement on November 30, 1993 for the provision of telecommunications services (the "1993 Agreement"), and

     WHEREAS, the 1993 Agreement was submitted to the Federal Communications Commission ("FCC") pursuant to Section 211 of the Communications Act; and

     WHEREAS, the Parties have decided to amend the 1993 Agreement in order to facilitate COMSAT's provision of additional telecommunications services to SPRINT;

     NOW, THEREFORE, in consideration of and in reliance upon the mutual promises set forth below, the Parties hereby amend the 1993 Agreement as follows:

     1. Article III of the Agreement, entitled "Definitions" is amended by revising definition 3, "Bulk Offering," as follows:

          3. Bulk Offering. The offering by COMSAT to SPRINT of one 36 MHz bandwidth allotment and one 18 MHz bandwidth allotment subject to the rates, terms and conditions specified in this Agreement, as amended.

     2. Article IV of the Agreement, entitled "Bulk Offering," is amended by adding the following new paragraphs:

          M. In addition to the 36 MHz allotment described in paragraph A of this Article, COMSAT agrees to provide to SPRINT, and SPRINT agrees to lease from COMSAT for a 10-year term, one (1) 18 MHz bandwidth allotment providing West Hemi/West Hemi connectivity in the Atlantic Ocean Region. The 10-year lease term for this allotment will commence upon the opera-tional start date of the first INTELSAT VII satellite to be located at 310 degrees East longitude. As of the date of this Amendment to Agreement, it is anticipated that this allotment will initially be in transponder 15/15 on the INTELSAT 705 satellite, and will later shift to transponder 15/15 on the INTELSAT 707 satellite.

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          N.   COMSAT's rate for the 18 MHz allotment described
     in paragraph M of this Article shall be $126,466 per month.
     SPRINT hereby agrees that it will not cancel the 18 MHz allotment described in paragraph M until at least five (5) years after the operational start date of the lease. After five (5) years, COMSAT's charge for early termination of this allotment shall be a flat fee of 270 x $6,880, plus 45% of the balance due at the time of early termination.

          O. The 18 MHz allotment described in paragraph M of this Article shall be non-preemptible. In case of space segment failure, this allotment shall be restored in accordance with the procedures set forth in INTELSAT SSOG 103, Section 6, as may be amended from time to time. This allotment may be used for any type of traffic, including both public-switched and private line traffic and both analog and digital traffic, provided, however, that (1) INTELSAT's technical lease definitions, as set forth in the IESS documents that COMSAT routinely provides to SPRINT, shall apply to the use of this allotment, and (2) COMSAT and INTELSAT must approve transmission plans for each circuit in the allotment in advance of circuit activation; but such approval shall not be unreasonably withheld or delayed. To the extent that SPRINT elects to use this allotment for digital public-switched traffic, it may place up to 120 of its existing 7-year or 10-year Additional Circuits in the allotment during the period ending six (6) months from August 1, 1995, consistent with the terms and conditions set forth in paragraph C of this Article.

          P. The Parties recognize that, during the lease term of the 18 MHz allotment described in paragraph M, the particular satellites listed in paragraph M may be replaced by other INTELSAT satellites. In that case, a transponder of different connectivity may be substituted for the replaced transponder under the same terms and conditions upon mutual agreement of the Parties.

          Q.   The Parties agree that the rates, early
     termination charges, and other terms and conditions specified in paragraphs M, N, O, and P of this Article shall supersede any conflicting provisions in COMSAT World Systems Tariff F.C.C. No. 1. All other terms and conditions for the circuits contained in the 18 MHz allotment described in paragraph M of this Article shall be the same as those specified in COMSAT World Systems Tariff F.C.C. No. 1 as of the effective date of this Agreement, and those tariff provisions are hereby incorporated into this Agreement.

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     3. All other provisions of the 1993 Agreement shall be interpreted in a manner consistent with this Amendment, but otherwise shall remain unchanged and shall continue to have full force and effect.

     4. This Amendment to Agreement shall become effective upon execution by authorized representatives of both Parties, and shall be submitted to the FCC pursuant to Section 211 of the Communications Act.


     IN WITNESS WHEREOF, each of the Parties hereto has executed this Amendment to Agreement.

SPRINT COMMUNICATIONS              COMSAT CORPORATION
  COMPANY L.P.


By: /s/ Leslie R. Karr             By: /s/ John H. Mattingly
    ------------------                 ---------------------
Title: Director, SI-NDE, EMEA      Title: VP and General Manager

Date:      7 April 1995            Date:      14 April 1995

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